Century Communities Reports Third Quarter 2024 Results

- Home Sales Revenues of $1.1 Billion Increased 29% YoY -

- Deliveries of 2,834 Homes Increased 25% YoY -

- Net New Home Contracts of 2,563 Increased 19% YoY -

- Community Count of 305, a Company Record, Increased 21% YoY -

Greenwood Village, Colorado (October 23, 2024) – Century Communities, Inc. (NYSE: CCS), one of the nation’s largest homebuilders, today announced financial results for its third quarter ended September 30, 2024.

Third Quarter 2024 Highlights

•	Net income of $83.0 million, or $2.59 per diluted share
•	Adjusted net income of $87.0 million, or $2.72 per diluted share
•	Pre-tax income of $109.9 million
•	Total revenues of $1.1 billion
•	Community count of 305, a Company record
•	Deliveries of 2,834 homes, a Company record for the third quarter
•	Net new home contracts of 2,563
•	Homebuilding gross margin of 21.7%
•	Adjusted homebuilding gross margin of 23.6%
•	Acquired Anglia Homes, our ninth homebuilder acquisition

“We saw strong growth in our net new contracts and deliveries in the third quarter as demand for affordable new homes remains solid,” said Dale Francescon, Chairman and Co-Chief Executive Officer. “Our net new contracts of 2,563 homes increased by 19% on a year-over-year basis while our deliveries of 2,834 homes, a third quarter record for the Company, increased by 25%. We generated an adjusted homebuilding gross margin of 23.6%, which was roughly in line with second quarter 2024 levels of 24.0%, while we drove both a year-over-year and sequential decline in our selling, general, and administrative expenses as a percent of home sales revenues as we continue to leverage our fixed costs.”

Rob Francescon, Co-Chief Executive Officer and President, said, “Our total lot inventory of 80,121 increased by 17% on a year-over-year basis, with our controlled lots accounting for 55% of our total lots at the end of the third quarter. Our community count grew by 21% on a year-over-year basis to 305, a record for the Company. On July 31, we acquired Anglia Homes, our second homebuilder acquisition this year, which is consistent with our strategy of deepening our share in our existing markets in a land-light manner while also increasing our go-forward access to capital-efficient finished lots.”

Third Quarter 2024 Results

Net income for the third quarter 2024 was $83.0 million, or $2.59 per diluted share. Adjusted net income, which excludes purchase price accounting and inventory impairment, was $87.0 million, or $2.72 per diluted share.

Total revenues were $1.1 billion, with third quarter home sales revenues totaling $1.1 billion as well. Deliveries totaled 2,834 homes. The average sales price of home deliveries for the third quarter 2024 was $393,800.

Net new home contracts in the third quarter 2024 were 2,563, and at the end of the third quarter 2024, the Company had 1,580 homes in backlog, representing $671.4 million of backlog dollar value.

Adjusted homebuilding gross margin percentage, excluding interest, inventory impairment and purchase price accounting, was 23.6% in the third quarter of 2024. Homebuilding gross margin percentage in the third quarter 2024 was 21.7%. Selling, general, and administrative expenses as a percent of home sales revenues was 11.9% in the quarter. Adjusted EBITDA and EBITDA for the third quarter 2024 were $137.1 million and $132.3 million, respectively.

Financial services revenues and pre-tax income were $20.1 million and $3.1 million, respectively, in the third quarter 2024.

Our book value per share increased to a record $81.29 as of September 30, 2024.

Balance Sheet and Liquidity

The Company ended the third quarter 2024 with a strong financial position, including $2.5 billion of stockholders’ equity and $605.9 million of total liquidity, including $219.9 million of cash.

During the third quarter, the Company maintained its quarterly cash dividend of $0.26 per share.

As of September 30, 2024, homebuilding debt to capital was 35.8% compared to 31.1% at June 30, 2024 and net homebuilding debt to net capital was 32.1% compared to 28.1% at June 30, 2024.

Full Year 2024 Outlook

Scott Dixon, Chief Financial Officer of the Company, commented, “Given our progress through the first three quarters of the year, we have increased our full year 2024 guidance for home deliveries to be in the range of 10,900 to 11,300 homes and our home sales revenues to be in the range of $4.3 to $4.4 billion.”

Webcast and Conference Call

The Company will host a webcast and conference call on Wednesday, October 23, 2024, at 5:00 p.m. Eastern time, 3:00 p.m. Mountain time, to review the Company’s third quarter 2024 results, provide commentary, and conduct a question-and-answer session. To participate in the call, please dial 833-816-1103 (domestic) or 412-317-0685 (international). The live webcast will be available at www.centurycommunities.com in the Investors section. A replay of the conference call will be available through October 30, 2024, by dialing 877-344-7529 (domestic) or 412-317-0088 (international) and entering the passcode 7570440. A replay of the webcast will be available on the Company’s website for at least one year.

About Century Communities

Century Communities, Inc. (NYSE: CCS) is one of the nation's largest homebuilders, an industry leader in online home sales, and the highest-ranked homebuilder on Newsweek's list of America's Most Trustworthy Companies 2024—consecutively awarded for a second year—and Newsweek's list of the World's Most Trustworthy Companies 2024. Through its Century Communities and Century Complete brands, Century's mission is to build attractive, high-quality homes at affordable prices to provide its valued customers with A HOME FOR EVERY DREAM®. Century is engaged in all aspects of homebuilding — including the acquisition, entitlement and development of land, along with the construction, innovative marketing and sale of quality homes designed to appeal to a wide range of homebuyers. The Company operates in 18 states and over 45 markets across the U.S., and also offers title, insurance and lending services in select markets through its Parkway Title, IHL Home Insurance Agency, and Inspire Home Loans subsidiaries. To learn more about Century Communities, please visit www.centurycommunities.com.

Non-GAAP Financial Measures

In addition to the Company’s operating results presented in accordance with United States generally accepted accounting principles (GAAP), this press release includes the following non-GAAP financial measures: adjusted net income, adjusted diluted earnings per common share, adjusted homebuilding gross margin, EBITDA, adjusted EBITDA, and ratio of net homebuilding debt to net capital. These non-GAAP financial measures should not be used as a substitute for the Company’s operating results presented in accordance with GAAP, and an analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. Please refer to the reconciliation of each of the above referenced non-GAAP financial measures following the historical financial information presented in this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “continue,” “will,” “may,” “potential,” “guidance” and “outlook” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements in this release include the Company’s operating and financial guidance for 2024. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. The following important factors could cause actual results to differ materially from those expressed in the forward-looking statement: adverse changes in general economic conditions, including increased interest rates, inflation, and employment levels; the potential impact of global supply chain disruptions, labor, land and raw material or other resource shortages and delays, and municipal and utility delays on the Company’s business, industry and the broader economy; the ability to identify and acquire desirable land; availability and cost of financing; the effect of tax changes; reliance on contractors and key personnel; availability and pricing for land, labor and raw materials or other resources; the ability to pay dividends in the future; and the other factors included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

Century Communities, Inc.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Homebuilding Revenues
Home sales revenues	$1,116,125	$865,065	$3,055,941	$2,419,025
Land sales and other revenues	650	722	2,242	3,811
Total homebuilding revenues	1,116,775	865,787	3,058,183	2,422,836
Financial services revenues	20,091	23,636	66,676	63,768
Total revenues	1,136,866	889,423	3,124,859	2,486,604
Homebuilding Cost of Revenues
Cost of home sales revenues	(873,081)	(652,411)	(2,386,208)	(1,910,630)
Cost of land sales and other revenues	(170)	—	(207)	(375)
Total homebuilding cost of revenues	(873,251)	(652,411)	(2,386,415)	(1,911,005)
Financial services costs	(17,021)	(11,432)	(47,894)	(33,983)
Selling, general, and administrative	(132,972)	(111,918)	(373,054)	(315,351)
Inventory impairment	(1,373)	—	(1,942)	—
Other expense	(2,337)	(1,663)	(10,690)	(1,509)
Income before income tax expense	109,912	111,999	304,864	224,756
Income tax expense	(26,892)	(28,849)	(73,789)	(56,850)
Net income	$83,020	$83,150	$231,075	$167,906

Earnings per share:
Basic	$2.65	$2.60	$7.31	$5.25
Diluted	$2.59	$2.58	$7.19	$5.21
Weighted average common shares outstanding:
Basic	31,336,756	31,962,884	31,596,995	31,967,672
Diluted	32,025,015	32,237,022	32,117,917	32,200,677

Century Communities, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share amounts)

	September 30,	December 31,
	2024	2023
Assets	(unaudited)	(audited)
Cash and cash equivalents	$149,155	$226,150
Cash held in escrow	70,755	101,845
Accounts receivable	73,016	76,213
Inventories	3,581,099	3,016,641
Mortgage loans held for sale	257,187	251,852
Prepaid expenses and other assets	427,961	350,193
Property and equipment, net	165,117	69,075
Deferred tax assets, net	17,241	16,998
Goodwill	39,434	30,395
Total assets	$4,780,965	$4,139,362
Liabilities and stockholders' equity
Liabilities:
Accounts payable	$165,369	$147,265
Accrued expenses and other liabilities	287,937	303,392
Notes payable	1,118,943	1,062,471
Revolving line of credit	414,000	—
Mortgage repurchase facilities	247,214	239,298
Total liabilities	2,233,463	1,752,426
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 31,337,062 and 31,774,615 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	313	318
Additional paid-in capital	547,724	592,989
Retained earnings	1,999,465	1,793,629
Total stockholders' equity	2,547,502	2,386,936
Total liabilities and stockholders' equity	$4,780,965	$4,139,362

Century Communities, Inc.

Homebuilding Operational Data

(Unaudited)

Net New Home Contracts

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Change	2024	2023	% Change
West	365	269	35.7%	1,181	849	39.1%
Mountain	463	395	17.2%	1,626	1,174	38.5%
Texas	454	377	20.4%	1,488	1,252	18.8%
Southeast	396	352	12.5%	1,232	945	30.4%
Century Complete	885	756	17.1%	2,682	2,268	18.3%
Total	2,563	2,149	19.3%	8,209	6,488	26.5%

Home Deliveries

(dollars in thousands)

	Three Months Ended September 30,
	2024		2023		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
West	363	$662.9	281	$596.6	29.2%	11.1%
Mountain	513	$528.4	415	$498.5	23.6%	6.0%
Texas	530	$300.9	382	$292.3	38.7%	2.9%
Southeast	427	$421.9	378	$435.9	13.0%	(3.2)%
Century Complete	1,001	$264.6	808	$265.0	23.9%	(0.2)%
Total / Weighted Average	2,834	$393.8	2,264	$382.1	25.2%	3.1%

	Nine Months Ended September 30,
	2024		2023		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
West	972	$634.3	738	$590.5	31.7%	7.4%
Mountain	1,494	$524.8	1,325	$514.4	12.8%	2.0%
Texas	1,439	$303.4	1,159	$282.7	24.2%	7.3%
Southeast	1,155	$429.1	851	$433.6	35.7%	(1.0)%
Century Complete	2,749	$263.0	2,338	$258.8	17.6%	1.6%
Total / Weighted Average	7,809	$391.3	6,411	$377.3	21.8%	3.7%

Century Communities, Inc.

Homebuilding Operational Data

(Unaudited)

Selling Communities

	As of September 30,		Increase/Decrease
	2024	2023	Amount	% Change
West	27	28	(1)	(3.6)%
Mountain	49	49	—	—%
Texas	74	42	32	76.2%
Southeast	38	29	9	31.0%
Century Complete	117	104	13	12.5%
Total	305	252	53	21.0%

Backlog

(dollars in thousands)

	As of September 30,
	2024			2023			% Change
	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price
West	315	$196,385	$623.4	191	$116,721	$611.1	64.9%	68.3%	2.0%
Mountain	295	171,990	$583.0	290	146,137	$503.9	1.7%	17.7%	15.7%
Texas	315	99,066	$314.5	248	76,224	$307.4	27.0%	30.0%	2.3%
Southeast	219	94,202	$430.1	299	136,921	$457.9	(26.8)%	(31.2)%	(6.1)%
Century Complete	436	109,761	$251.7	859	231,166	$269.1	(49.2)%	(52.5)%	(6.5)%
Total / Weighted Average	1,580	$671,404	$424.9	1,887	$707,169	$374.8	(16.3)%	(5.1)%	13.4%

Lot Inventory

	As of September 30,
	2024			2023			% Change

	Owned	Controlled	Total	Owned	Controlled	Total	Owned	Controlled	Total

West	4,445	3,703	8,148	4,160	3,991	8,151	6.9%	(7.2)%	(0.0)%
Mountain	8,681	4,808	13,489	8,751	4,745	13,496	(0.8)%	1.3%	(0.1)%
Texas	12,413	9,693	22,106	8,105	9,691	17,796	53.2%	0.0%	24.2%
Southeast	5,563	12,127	17,690	5,583	8,602	14,185	(0.4)%	41.0%	24.7%
Century Complete	4,584	14,104	18,688	3,638	11,304	14,942	26.0%	24.8%	25.1%
Total	35,686	44,435	80,121	30,237	38,333	68,570	18.0%	15.9%	16.8%
% of Total	44.5%	55.5%	100.0%	44.1%	55.9%	100.0%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted net income and adjusted diluted earnings per share (which we refer to as “Adjusted EPS”) are non-GAAP financial measures that we believe are useful to management, investors and other users of our financial information in evaluating our operating results and understanding our operating trends without the effect of certain non-recurring items. We believe excluding certain non-recurring items provides more comparable assessment of our financial results from period to period. We define adjusted net income as consolidated net income before (i) income tax expense, (ii) inventory impairment, if applicable (iii) restructuring costs, if applicable, (iv) loss on debt extinguishment, if applicable, (v) purchase price accounting for acquired work in process inventory, if applicable, and (vi) impairment on other investments, if applicable, less adjusted income tax expense, calculated using our estimated annual effective tax rate after discrete items for the applicable period. Adjusted EPS is calculated by dividing adjusted net income by weighted average common shares – diluted.

Adjusted Net Income and Adjusted Diluted Earnings Per Common Share

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Numerator
Net income	$83,020	$83,150	$231,075	$167,906
Denominator
Weighted average common shares outstanding - basic	31,336,756	31,962,884	31,596,995	31,967,672
Dilutive effect of stock-based compensation awards	688,259	274,138	520,922	233,005
Weighted average common shares outstanding - diluted	32,025,015	32,237,022	32,117,917	32,200,677
Earnings per share:
Basic	$2.65	$2.60	$7.31	$5.25
Diluted	$2.59	$2.58	$7.19	$5.21

Adjusted earnings per share
Numerator
Net income	$83,020	$83,150	$231,075	$167,906
Income tax expense	26,892	28,849	73,789	56,850
Income before income tax expense	109,912	111,999	304,864	224,756
Inventory impairment	1,373	—	1,942	—
Impairment on other investment	—	—	7,722	—
Purchase price accounting for acquired work in process inventory	3,446	—	5,999	—
Adjusted income before income tax expense	114,731	111,999	320,527	224,756
Adjusted income tax expense(1)	(27,769)	(28,849)	(77,580)	(56,850)
Adjusted net income	$86,962	$83,150	$242,947	$167,906

Denominator - Diluted	32,025,015	32,237,022	32,117,917	32,200,677

Adjusted diluted earnings per share	$2.72	$2.58	$7.56	$5.21

(1)

The tax rates used in calculating adjusted net income for the three and nine months ended September  30, 2024 were 24.2%, respectively, which are reflective of the Company’s GAAP tax rate for the nine months ended September 30, 2024.  The tax rates used in calculating adjusted net income for the three and nine months ended September 30, 2023 were 25.8% and 25.3%, respectively, which are reflective of the Company’s GAAP tax rates for the applicable periods.

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted homebuilding gross margin excluding inventory impairment (if applicable), interest in cost of home sales revenues, and purchase price accounting for acquired work in process inventory (if applicable) are not measurements of financial performance under GAAP; however, the Company’s management believes that this information is meaningful as it isolates the impact that inventory impairment,  indebtedness, and acquisitions have on homebuilding gross margin and permits the Company’s stockholders to make better comparisons with the Company’s competitors, who adjust gross margins in a similar fashion.  This non-GAAP financial measure should not be used as a substitute for the Company’s operating results.  An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Adjusted Homebuilding Gross Margin

(in thousands)

	Three Months Ended September 30,
	2024	%	2023	%

Home sales revenues	$1,116,125	100.0%	$865,065	100.0%
Cost of home sales revenues	(873,081)	(78.2)%	(652,411)	(75.4)%
Inventory impairment	(1,373)	(0.1)%	—	—%
Homebuilding gross margin	241,671	21.7%	212,654	24.6%
Add: Inventory impairment	1,373	0.1%	—	—%
Add: Interest in cost of home sales revenues	16,492	1.5%	10,652	1.2%
Adjusted homebuilding gross margin excluding interest and inventory impairment	$259,536	23.3%	$223,306	25.8%
Add: Purchase price accounting for acquired work in process inventory	3,446	0.3%	—	—%
Adjusted homebuilding gross margin excluding interest, inventory impairment and purchase price accounting for acquired work in process inventory	$262,982	23.6%	$223,306	25.8%

	Nine Months Ended September 30,
	2024	%	2023	%

Home sales revenues	$3,055,941	100.0%	$2,419,025	100.0%
Cost of home sales revenues	(2,386,208)	(78.1)%	(1,910,630)	(79.0)%
Inventory impairment	(1,942)	(0.1)%	—	—%
Homebuilding gross margin	667,791	21.9%	508,395	21.0%
Add: Inventory impairment	1,942	0.1%	—	—%
Add: Interest in cost of home sales revenues	42,117	1.4%	30,729	1.3%
Adjusted homebuilding gross margin excluding interest and inventory impairment	$711,850	23.3%	$539,124	22.3%
Add: Purchase price accounting for acquired work in process inventory	5,999	0.2%	—	—%
Adjusted homebuilding gross margin excluding interest, inventory impairment and purchase price accounting for acquired work in process inventory	$717,849	23.5%	$539,124	22.3%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

EBITDA and Adjusted EBITDA

EBITDA and adjusted EBITDA are non-GAAP financial measures we use as a supplemental measure in evaluating operating performance. We define EBITDA as net income before (i) income tax expense, (ii) interest in cost of home sales revenues, (iii) other interest expense (income), and (iv) depreciation and amortization expense. We define adjusted EBITDA as EBITDA before loss on debt extinguishment (if applicable), inventory impairment (if applicable), purchase price accounting for acquired work in process inventory (if applicable), and impairment on other investments (if applicable). We believe EBITDA and adjusted EBITDA provide an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, and items considered to be non-recurring. Accordingly, our management believes that these measurements are useful for comparing general operating performance from period to period. Neither EBITDA or adjusted EBITDA should be considered in addition to, and not as a substitute for, consolidated net income in accordance with GAAP as a measure of performance. Our presentation of Adjusted EBITDA should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. Each of our EBITDA and adjusted EBITDA is limited as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

(in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Change	2024	2023	% Change
Net income	$83,020	$83,150	(0.2)%	$231,075	$167,906	37.6%
Income tax expense	26,892	28,849	(6.8)%	73,789	56,850	29.8%
Interest in cost of home sales revenues	16,492	10,652	54.8%	42,117	30,729	37.1%
Interest income	(369)	(1,489)	(75.2)%	(2,693)	(6,431)	(58.1)%
Depreciation and amortization expense	6,272	4,106	52.8%	17,437	11,019	58.2%
EBITDA	132,307	125,268	5.6%	361,725	260,073	39.1%
Inventory impairment	1,373	—	NM	1,942	—	NM
Impairment on other investment	—	—	NM	7,722	—	NM
Purchase price accounting for acquired work in process inventory	3,446	—	NM	5,999	—	NM
Adjusted EBITDA	$137,126	$125,268	9.5%	$377,388	$260,073	45.1%

NM – Not Meaningful

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Ratio of Net Homebuilding Debt to Net Capital

The following table presents the Company’s ratio of net homebuilding debt to net capital, which is a non-GAAP financial measure.  The Company calculates this by dividing net homebuilding debt (homebuilding debt less cash and cash equivalents, and cash held in escrow) by net capital (net homebuilding debt plus total stockholders’ equity). Homebuilding debt is our total debt minus outstanding borrowings under our construction loan agreement and mortgage repurchase facilities. The most directly comparable GAAP measure is the ratio of debt to capital. The Company believes the ratio of net homebuilding debt to net capital is a relevant and useful financial measure to investors in understanding the leverage employed in its operations and as an indicator of the Company’s ability to obtain external financing.

(in thousands)

	September 30,	December 31,
	2024	2023
Notes payable	$1,118,943	$1,062,471
Revolving line of credit	414,000	—
Construction loan agreements	(110,337)	(44,895)
Total homebuilding debt	1,422,606	1,017,576
Total stockholders' equity	2,547,502	2,386,936
Total capital	$3,970,108	$3,404,512
Homebuilding debt to capital	35.8%	29.9%

Total homebuilding debt	$1,422,606	$1,017,576
Cash and cash equivalents	(149,155)	(226,150)
Cash held in escrow	(70,755)	(101,845)
Net homebuilding debt	1,202,696	689,581
Total stockholders' equity	2,547,502	2,386,936
Net capital	$3,750,198	$3,076,517

Net homebuilding debt to net capital	32.1%	22.4%

Contact Information:

Tyler Langton, Senior Vice President of Investor Relations

303-268-8345

Investorrelations@CenturyCommunities.com

Category:
Earnings